                                                                    EXHIBIT 10.7

                             AMENDED and RESTATED

                               VOTING AGREEMENT
                               ----------------

     This AMENDED and RESTATED VOTING AGREEMENT (the "Voting Agreement") is entered into this 10th day of May, 1999, by and between Billing Concepts Corp., a Delaware corporation ("Billing"), Princeton eCom Corporation, a Delaware corporation, formerly known as Princeton TeleCom Corporation (the "Company"), Donald C. Licciardello ("Licciardello"); and the Donald Licciardello Family Limited Partnership, a New Jersey limited partnership ("Partnership").

                                    Recitals
                                    --------

     A. Billing and the Company entered into a certain Stock Purchase Agreement (the "Purchase Agreement") on September 4, 1998 whereby on September 4, 1998 Billing purchased 831,290 shares of common stock, $0.01 par value ("Common Stock") of the Company, and on March 30, 1999 Billing purchased an additional 44,792 shares of Common Stock of the Company pursuant to the terms of the Purchase Agreement.

     B. On September 4, 1998, Billing, the Company and Licciardello entered into a Voting Agreement ("Original Voting Agreement") pursuant to Section 3.5 of the Purchase Agreement as a condition to the closing of the Purchase Agreement.

     C. On October 20, 1998, Billing, the Company and Licciardello entered into an Amendment to the Original Voting Agreement.

     D. Licciardello owns 630,908 shares of Common Stock of the Company and the Donald Licciardello Family Limited Partnership owns 1,700,000 shares of Common Stock of the Company. Licciardello is the general partner of the Partnership and has voting and dispositive control of the Partnership.

     E. The Company, Billing, Licciardello, and the Partnership desire to enter into this Voting Agreement to amend and restate the Original Voting Agreement in order to preserve continuity of management of the Company.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                    VOTING
                                    ------

     1.1  Nomination and Election of Directors.  During the term of this Voting
          ------------------------------------
Agreement, each of Licciardello and Billing agrees to vote all of the shares of capital stock of the Company owned by him or it, as applicable (whether such shares are voted at a meeting of stockholders or by written consent), in a manner that will be in accordance with and will effect and carry out the following provisions:

          (a) For so long as Billing owns at least 10% of the issued and outstanding shares of Common Stock, two (2) of the members of the Board of Directors of the Company (the "Board") shall be individuals designated by Billing (the "Billing Directors") and three (3) members of the Board shall be individuals designated by Licciardello (the "Licciardello Directors").

          (b) In the event a Billing Director is unable to serve on the Board by reason of death, resignation, removal or otherwise, then a new director nominated by Billing shall be elected by the Board or by the stockholders.

          (c) Billing shall have the sole right to cause the replacement or removal of a Billing Director by giving written notice to the Board. Upon receipt of such notice, Billing, Licciardello and the Partnership shall thereupon be obligated forthwith to vote all shares of capital stock of the Company owned by it or him to remove the Billing Director sought to be replaced and to elect a successor director designated by Billing.

          (d) In the event a Licciardello Director is unable to serve on the Board by reason of death, resignation, removal or otherwise, then a new director nominated by Licciardello shall be elected by the Board or by the stockholders.

          (e) Licciardello shall have the sole right to cause the replacement or removal of a Licciardello Director by giving written notice to the Board. Upon receipt of such notice, Billing, Licciardello and the Partnership shall thereupon be obligated forthwith to vote all shares of capital stock of the Company owned by it or him to remove the Licciardello Director sought to be replaced and to elect a successor director designated by Licciardello.

     1.2  Proxies.  Neither Billing, Licciardello nor the Partnership shall give
          -------
any proxy or power of attorney to any person that permits the holder thereof to vote in his discretion on any matter that may be submitted to the Company's stockholders for their consideration and approval, unless such proxy or power of attorney is made subject to and is exercised in conformity with the provisions of this Voting Agreement.

     1.3  General Voting.  Each of Billing, Licciardello and the Partnership
          --------------
agrees to vote his or its respective shares of capital stock of the Company in such a manner as to carry out and enforce the terms and intent of this Voting Agreement.

     1.4  Transfer of Stock.  Licciardello and the Partnership agree that if
          -----------------
they sell or transfer capital stock of the Company in any transfer other than a registered public offering, or a sale under Rule 144, promulgated under the Securities Act of 1933, as amended, Licciardello and Partnership, as the case may be, will have the transferee or purchaser of such capital stock of the Company become a party to and execute this Voting Agreement or a substantially similar agreement.

                                   ARTICLE 2

                                 MISCELLANEOUS
                                 -------------

     2.1  Termination of this Voting Agreement.  This Voting Agreement shall
          ------------------------------------
continue until, and shall terminate automatically upon, the first to occur of any of the following:

          (a) execution of a written agreement of termination by the parties hereto, or

          (b) Billing ceasing to own at least 10% of the issued and outstanding shares of Common Stock.

     Upon termination of this Voting Agreement, as a result of the application of Section 2.1(b), above, the Billing Directors shall resign as directors of the Company at or before the Annual Meeting of Shareholders of the Company, next following Billing ceasing to own at least 5% of the issued and outstanding shares of Common Stock.

     2.2  Equitable Remedies. In the event of a breach by any party of any of
          ------------------
the provisions of this Voting Agreement, each party acknowledges that the other will suffer irreparable injury not fully compensable by money damages and, therefore, will not have an adequate remedy available at law. Accordingly, each party shall be entitled to obtain such injunctive relief or other equitable remedy from any court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to any other rights that a party may have under this Voting Agreement, at law or in equity, including, without limitation, the right to sue for damages.

     2.3  Notices.  All notices, requests, consents and other communications
          -------
hereunder shall be in writing and shall be personally delivered or sent by reliable overnight express delivery (such as Federal Express). Any such notice, request, consent or other communication shall be deemed delivered at such time as it is personally delivered on a business day, or on the date of actual, prepaid delivery on a business day by a reliable overnight express delivery service, as the case may be. The address for all notices, requests, consents and other communications hereunder shall be as follows:

     If to Billing:           Billing Concepts Corp.
                              7411 John Smith Drive, Suite 200
                              San Antonio, Texas  78229
                              Telephone (210) 949-7007
                              Facsimile (210) 949-7014
                              Attention:      Kelly E. Simmons
                                              Executive Vice President and
                                              Chief Financial Officer

     With copy to:       W. Audie Long, Esq.
                         Senior Vice President and General Counsel
                         Billing Concepts Corp.
                         7411 John Smith Drive, Suite 200
                         San Antonio, Texas  78229
                         Telephone (210) 949-7022
                         Facsimile (210) 949-7024

     If to the Company:  Princeton eCom Corporation
                         165 Wall Street
                         Princeton, New Jersey  08540
                         Telephone (609) 609-683-3501
                         Facsimile (609) 924-1096
                         Attention: Donald C. Licciardello
                                    Chairman and Chief Executive Officer

     With copy to:       Russell U. Schenkman, Esq.
                         Hale & Schenkman
                         Thirteen Roszel Road, Suite C-225
                         Princeton, New Jersey  08540
                         Telephone (609) 452-0110
                         Facsimile (609) 799-1555

     If to Licciardello: Donald C. Licciardello
     or the Partnership  165 Wall Street
                         Princeton, New Jersey  08540
                         Telephone (609) 609-683-3510
                         Facsimile (609) 924-1096

     2.9  Amendments.  This Voting Agreement may be amended, modified or
          ----------
supplemented only by a written instrument executed by the Company, Billing, Licciardello and the Partnership. This Voting Agreement amends and restates the Original Voting Agreement and all amendments prior to the date hereof.

     2.10 Captions.  The captions of this Voting Agreement are for convenience
          --------
of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     2.11 Pronouns.  Any masculine personal pronoun shall be considered to mean
          --------
the corresponding feminine or neuter personal pronoun, and vice versa, as the context requires.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Voting Agreement as of the date first above written.


PRINCETON eCOM CORPORATION              BILLING CONCEPTS CORP.



By: /s/ Donald C. Licciardello        By: /s/ Kelly E. Simmons
   ------------------------------        --------------------------------
Name:   Donald C. Licciardello        Name:   Kelly E. Simmons
     ----------------------------          ------------------------------
Title:  President                     Title:  Senior Vice President & CFO
      ---------------------------           -----------------------------

                                      DONALD LICCIARDELLO FAMILY
                                      LIMITED PARTNERSHIP


/s/ Donald C. Licciardello            By: /s/ Donald C. Licciardello
---------------------------------         -----------------------------------
Donald C. Licciardello                    Donald C. Licciardello, General
                                          Partner